Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 19, 2020, relating to the financial statements of Cure TopCo, LLC, appearing in Registration Statement No. 333-252231 on Form S-1, as amended, of Signify Health, Inc.

/s/ Deloitte & Touche LLP

Stamford, CT

February 16, 2021